LIST OF SUBSIDIARIES OF EMPIRE STATE REALTY TRUST, INC.
The following list sets forth Empire State Realty Trust, Inc.’s subsidiaries:

Name of Subsidiary	State of Incorporation
Empire State Realty OP, L.P.	Delaware
ESRT Holdings TRS, L.L.C.	Delaware
ESRT Management TRS, L.L.C.	Delaware
ESRT Construction TRS, L.L.C. ESRT Dining and Fitness TRS, L.L.C. ESRT ESB Restaurant, L.L.C. ESRT Cleaning TRS, L.L.C.	Delaware Delaware Delaware Delaware
ESRT Observatory TRS, L.L.C.	New York
ESRT Captive Insurance Company, L.L.C.	Vermont
ESRT Construction, L.L.C.	Delaware
ESRT Management, L.L.C.	Delaware
ESRT MH Holdings, L.L.C.	New York
Malkin Properties, L.L.C.	New York
Malkin Properties of New York, L.L.C.	New York
ESRT Empire State Building, L.L.C.	Delaware
ESRT One Grand Central Place, L.L.C.	Delaware
ESRT 250 West 57th St., L.L.C.	Delaware
ESRT 501 Seventh Avenue, L.L.C.	Delaware
ESRT 1359 Broadway, L.L.C.	Delaware
ESRT 1350 Broadway, L.L.C.	Delaware
ESRT 1333 Broadway, L.L.C.	Delaware
ESRT Metro Center, L.L.C.	Delaware
ESRT MerrittView, L.L.C.	Delaware
ESRT 500 Mamaroneck Avenue, L.L.C.	Delaware
ESRT 10 BK St., L.L.C.	Delaware
ESRT 10 Union Square, L.L.C.	Delaware
ESRT 1542 Third Avenue, L.L.C.	Delaware
ESRT First Stamford Place Investor, L.L.C.	Delaware
ESRT East West Manhattan Retail, L.L.C.	Delaware
ESRT 69-97 Main St., L.L.C.	Delaware
ESRT 103-107 Main St., L.L.C.	Delaware
ESRT Metro Tower, L.L.C.	Delaware
ESRT First Stamford Place SPE, L.L.C.	Delaware